Exhibit 99.1

Clayton Williams Energy Announces Second Quarter 2010 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--August 9, 2010--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the second quarter of 2010 and revised its capital spending estimates for the remainder of 2010.

Financial Results

Net income attributable to Company stockholders for the second quarter of 2010 was $14 million, or $1.15 per share, as compared to a net loss of $38.6 million, or $3.18 per share, for the second quarter of 2009. Cash flow from operations for the second quarter of 2010 was $66.3 million as compared to $26.6 million during the same period in 2009.

For the six months ended June 30, 2010, net income attributable to Company stockholders was $30.6 million, or $2.52 per share, as compared to a net loss of $60.9 million, or $5.02 per share, for the same period in 2009. Cash flow from operations for the six-month period in 2010 was $96.7 million as compared to $39.9 million during the same period in 2009.

The key factors affecting the comparability of financial results for the second quarter of 2010 (“2Q10”) versus the second quarter of 2009 (“2Q09”) were:

  Oil and gas sales increased $19.7 million in 2Q10 versus 2Q09. Price variances accounted for an $18.9 million increase, and production variances accounted for the remaining $800,000 increase. Oil production increased 13% compared to 2Q09 while gas production declined 27% in 2Q10 versus 2Q09. Average realized oil prices were $74.27 per barrel in 2Q10 versus $56.55 per barrel in 2Q09, and average realized gas prices were $5.14 per Mcf in 2Q10 versus $3.84 per Mcf in 2Q09.

  Oil and gas production (per barrel of oil equivalent) declined by 6% in 2Q10 as compared to 2Q09. Oil production for 2Q10 increased to 808,000 barrels, or 8,879 barrels per day, as compared to 716,000 barrels, or 7,868 barrels per day, for 2Q09 due primarily to added production from the Company’s oil-prone drilling programs in the Permian Basin and the Austin Chalk. Gas production for 2Q10 declined to 2.8 Bcf, or 30,846 Mcf per day, as compared to 3.9 Bcf, or 42,374 Mcf per day, for 2Q09 due primarily to a combination of normal production declines from existing wells and the loss of production related to the sale of certain properties in North Louisiana in June 2010.
  Gain on derivatives for 2Q10 was $21 million ($17.3 million non-cash mark-to-market gain and a $3.7 million realized gain on settled contracts) versus a loss in 2Q09 of $21.8 million ($20.3 million non-cash mark-to-market loss and a $1.5 million realized loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  2Q10 included an impairment of proved properties of $11.1 million for certain non-core assets in the Permian Basin to reduce the carrying value of those properties to their estimated fair value at June 30, 2010.
  Exploration charges decreased $2 million in 2Q10 to $3.9 million compared to $5.9 million in 2Q09 due primarily to the Company’s current emphasis on developmental drilling.
  In June 2010, the Company sold its interest in 22 operated and 76 non-operated producing wells in North Louisiana for net proceeds of $73.1 million, after giving effect to customary closing adjustments and the allocation of approximately $2 million of proceeds to applicable after-payout incentive plans, resulting in a loss on sale of assets of approximately $1.4 million during 2Q10. Proceeds from the sale were used to repay indebtedness on the Company’s revolving credit facility.

Revised Plans for Capital Spending in 2010

The Company has updated its estimates for capital spending for the remainder of 2010. The Company now plans to spend approximately $315.4 million on exploration and development activities in 2010, as compared to the previous estimate of approximately $281.9 million. A significant portion of the increase is attributable to the Company’s previously announced acquisition of certain leases in its Wolfberry play in Andrews County, Texas for $9.6 million, after giving effect to customary closing adjustments. This acquisition increased the Company’s working interest in wells to be drilled on the acquired acreage from 86% to 100%.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items, August 9th at 2:00 pm CT (3:00 pm ET). The dial-in conference number is: 800-901-5213, passcode 87930359. The replay will be available for one week at 888-286-8010, passcode 72561822.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES
Oil and gas sales	$76,918	$57,206	$155,960	$108,002
Natural gas services	452	1,355	955	2,939
Drilling rig services	-	1,462	-	6,681
Gain on sales of assets	113	480	399	663
Total revenues	77,483	60,503	157,314	118,285

COSTS AND EXPENSES
Production	20,567	18,296	41,494	37,359
Exploration:
Abandonments and impairments	2,891	4,505	5,769	16,917
Seismic and other	974	1,388	2,634	5,658
Natural gas services	306	1,211	654	2,622
Drilling rig services	419	2,911	1,081	9,997
Depreciation, depletion and amortization	25,437	26,186	51,049	62,651
Impairment of property and equipment	11,114	32,068	11,114	32,068
Accretion of abandonment obligations	647	748	1,294	1,466
General and administrative	7,832	6,256	14,056	10,784
Loss on sales of assets and impairment of inventory	1,443	396	1,443	3,845
Total costs and expenses	71,630	93,965	130,588	183,367
Operating income (loss)	5,853	(33,462)	26,726	(65,082)

OTHER INCOME (EXPENSE)

Interest expense	(6,244)	(5,736)	(12,353)	(11,174)
Gain (loss) on derivatives	20,983	(21,770)	31,284	(19,260)
Other	1,016	826	1,844	1,727

Total other income (expense)	15,755	(26,680)	20,775	(28,707)

Income (loss) before income taxes	21,608	(60,142)	47,501	(93,789)

Income tax (expense) benefit	(7,645)	21,943	(16,863)	34,321

NET INCOME (LOSS)	13,963	(38,199)	30,638	(59,468)
Less income attributable to noncontrolling interest, net of tax	-	(409)	-	(1,455)
NET INCOME (LOSS) attributable to Clayton Williams Energy, Inc.	$13,963	$(38,608)	$30,638	$(60,923)

Net income (loss) per common share attributable to
Clayton Williams Energy, Inc. stockholders:
Basic	$1.15	$(3.18)	$2.52	$(5.02)
Diluted	$1.15	$(3.18)	$2.52	$(5.02)

Weighted average common shares outstanding:
Basic	12,146	12,142	12,146	12,132
Diluted	12,146	12,142	12,146	12,132

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
ASSETS
	June 30,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$10,375	$14,013
Accounts receivable:
Oil and gas sales	25,861	28,721
Joint interest and other, net	4,281	6,669
Affiliates	638	624
Inventory	40,488	43,068
Deferred income taxes	817	1,362
Fair value of derivatives	16,264	-
Assets held for sale	7,411	7,411
Prepaids and other	4,555	1,729
	110,690	103,597
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,565,365	1,579,664
Natural gas gathering and processing systems	18,399	17,816
Contract drilling equipment	48,348	41,533
Other	17,761	16,550
	1,649,873	1,655,563
Less accumulated depreciation, depletion and amortization	(979,985)	(985,517)
Property and equipment, net	669,888	670,046
OTHER ASSETS
Debt issue costs, net	4,592	4,874
Fair value of derivatives	8,128	4,427
Other	1,768	1,660
	14,488	10,961

	$795,066	$784,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$53,415	$47,211
Oil and gas sales	15,746	18,063
Affiliates	1,055	1,097
Fair value of derivatives	-	5,907
Accrued liabilities and other	15,629	11,995
	85,845	84,273
NON-CURRENT LIABILITIES
Long-term debt	356,000	395,000
Deferred income taxes	70,306	54,065
Other	40,002	38,991
	466,308	488,056
STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,215	1,215
Additional paid-in capital	152,051	152,051
Retained earnings	89,647	59,009
Total stockholders' equity	242,913	212,275

	$795,066	$784,604

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$13,963	$(38,199)	$30,638	$(59,468)
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation, depletion and amortization	25,437	26,186	51,049	62,651
Impairment of property and equipment	11,114	32,068	11,114	32,068
Exploration costs	2,891	4,505	5,769	16,917
(Gain) loss on sales of assets and impairment of inventory, net	1,330	(84)	1,044	3,182
Deferred income tax expense (benefit)	7,645	(21,943)	16,863	(34,321)
Non-cash employee compensation	3,069	244	5,079	627
Unrealized (gain) loss on derivatives	(17,269)	20,286	(25,871)	18,907
Amortization of debt issue costs	439	316	774	624
Accretion of abandonment obligations	647	748	1,294	1,466

Changes in operating working capital:
Accounts receivable	6,702	475	5,234	10,579
Accounts payable	5,586	(3,219)	(3,403)	(16,626)
Other	4,747	5,196	(2,907)	3,264
Net cash provided by operating activities	66,301	26,579	96,677	39,870

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(77,252)	(26,456)	(135,528)	(69,082)
Proceeds from sales of assets	72,532	411	73,011	670
Change in equipment inventory	(1,152)	(6,577)	1,300	(12,594)
Other	(3)	13	(98)	(97)
Net cash used in investing activities	(5,875)	(32,609)	(61,315)	(81,103)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	10,800	-	25,200
Repayments of long-term debt	(65,000)	(4,688)	(39,000)	(9,375)
Proceeds from exercise of stock options	-	45	-	152
Net cash provided by (used in) financing activities	(65,000)	6,157	(39,000)	15,977

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(4,574)	127	(3,638)	(25,256)

CASH AND CASH EQUIVALENTS
Beginning of period	14,949	15,816	14,013	41,199

End of period	$10,375	$15,943	$10,375	$15,943

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain)/loss on sales of assets and impairment of inventory and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net income (loss)	$13,963	$(38,199)	$30,638	$(59,468)
Interest expense	6,244	5,736	12,353	11,174
Income tax (benefit) expense	7,645	(21,943)	16,863	(34,321)
Exploration:
Abandonments and impairments	2,891	4,505	5,769	16,917
Seismic and other	974	1,388	2,634	5,658
(Gain) loss on sales of assets and impairment of inventory	1,330	(84)	1,044	3,182
Depreciation, depletion and amortization	25,437	26,186	51,049	62,651
Impairment of property and equipment	11,114	32,068	11,114	32,068
Accretion of abandonment obligations	647	748	1,294	1,466
Non-cash employee compensation	3,069	244	5,079	627
Non-cash changes in fair value of derivatives	(17,269)	20,286	(25,871)	18,907

	$56,045	$30,935	$111,966	$58,861

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average Daily Production:
Oil (Bbls):
Permian Basin	5,390	4,058	5,151	4,256
Austin Chalk (Trend)	2,835	2,742	2,717	2,942
North Louisiana	137	273	142	271
South Louisiana	435	701	530	548
Other	82	94	79	88
Total	8,879	7,868	8,619	8,105
Natural Gas (Mcf):
Permian Basin	13,263	15,432	13,586	15,553
Austin Chalk (Trend)	1,810	2,412	2,169	2,718
North Louisiana	5,747	11,445	7,225	12,989
South Louisiana	4,930	7,699	6,213	10,132
Cotton Valley Reef Complex	4,072	3,781	3,802	4,026
Other	1,024	1,605	900	1,372
Total	30,846	42,374	33,895	46,790
Natural gas liquids (Bbls):
Permian Basin	356	248	314	238
Austin Chalk (Trend)	185	290	228	299
North Louisiana	26	37	15	19
South Louisiana	86	60	83	52
Other	6	13	6	11
Total	659	648	646	619
Total Production:
Oil (MBbls)	808	716	1,560	1,467
Natural Gas (MMcf)	2,807	3,856	6,135	8,469
Natural gas liquids (MBbls)	60	59	117	112
Total (MBOE)	1,336	1,418	2,700	2,991

Average Realized Prices (a):
Oil ($/Bbl)	$74.27	$56.55	$75.10	$46.55
Gas ($/Mcf)	$5.14	$3.84	$5.48	$4.25
Natural gas liquids ($/Bbl)	$40.13	$24.53	$43.08	$23.78

Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized loss	$(1,249)	$(4,572)	$(2,871)	$(4,839)
Per unit produced ($/Bbl)	$(1.55)	$(6.39)	$(1.84)	$(3.30)

Gas:
Net realized gain	$4,964	$3,088	$8,283	$4,486
Per unit produced ($/Mcf)	$1.77	$0.80	$1.35	$0.53
(a)

Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2010 or 2009 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2010 and 2009 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

Clayton Williams Energy, Inc.
Summary of Capital Expenditures
(Unaudited)

	Planned
	Expenditures
	Year Ending	Percentage
	12/31/2010	of Total
	(In thousands)

Permian Basin	$224,900	71%
Austin Chalk (Trend)/ Eagle Ford Shale	74,200	24%
South Louisiana	8,700	3%
California	2,000	1%
Other	5,600	1%
	$315,400	100%

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2010.

		Oil		Gas
Swaps:		Bbls	Price	MMBtu (a)	Price
	Production Period:
	3rd Quarter 2010	522,000	$76.40	1,750,000	$6.80
	4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
	2011	1,656,000	$84.38	6,420,000	$7.07
		2,658,000		9,850,000

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer
cwei@claytonwilliams.com
www.claytonwilliams.com